Exhibit 16(4)(b):  Single Premium Deferred Modified Guaranteed Annuity Certificate (GA-CA-1070)

EXHIBIT 4(c)

----GOLDEN -------AMERICAN ---------LIFE INSURANCE -----COMPANY	SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY CERTIFICATE

Golden American is a stock company domiciled in Delaware. ------------------------------------------------------------------------------|----------------------------------------------------------------------------|

|Contractholder	Group Contract Number	|
|[GOLDEN INVESTORS TRUST]	[G000018-OE]	|

|----------------------------------------------------------------------------|

|Annuitant	Owner	|
|[THOMAS J. DOE]	[JOHN Q. DOE]		|

|----------------------------------------------------------------------------|

|Single Premium	Annuity Option	Annuity Commencement Date	|
|[$10,000]	[LIFE 10-YEAR CERTAIN]	[JANUARY 1, 2026]	|

|----------------------------------------------------------------------------|

|Separate Account(s)	Certificate Number	|
|[FIXED ACCOUNT]	[123456]	|

|----------------------------------------------------------------------------|

In this Certificate you or your refers to the Owner shown above. We, our or us refers to Golden American Life Insurance Company.

This Certificate describes the benefits and provisions of the group contract. The group contract, as issued to the Contractholder by us with any Riders or Endorsements, alone makes up the agreement under which benefits are paid. The group contract may be inspected at the office of the Contractholder. In consideration of the payment of premiums, we agree, subject to the terms and conditions of the group contract, to provide the benefits described in this Certificate to the Owner. The Annuitant under this Certificate must be eligible under the terms of the group contract. If the group contract and this Certificate are in force, we will make income payments to the Owner starting on the Annuity Commencement Date as shown in the Schedule. If the Owner dies prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Certificate.

The benefits of the Certificate will be paid according to the provisions of the Certificate and group contract.

RIGHT TO EXAMINE THIS CERTIFICATE: YOU MAY RETURN THIS CERTIFICATE TO US OR THE AGENT THROUGH WHOM YOU PURCHASED IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IF SO RETURNED, WE WILL TREAT THE CERTIFICATE AS THOUGH IT WERE NEVER ISSUED. UPON RECEIPT WE WILL PROMPTLY REFUND THE

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ACCUMULATION VALUE, ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT.

ALL PAYMENTS AND VALUES PLACED IN THE FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY CAUSE SUCH PAYMENTS AND VALUES TO INCREASE OR DECREASE.

Signed for Golden American Life Insurance Company on the Certificate Date.

Customer Service Center	Secretary: /s/ Myles R. Tashman
1475 Dunwoody Drive	---------------------
West Chester, PA 19380	President:/s/ Barnett Chernow

     ---------------------------------------------------------------------------------------------------SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY CERTIFICATE

Annuity benefit payable at Commencement Date. Death benefit payable in event of the Owner's death prior to Commencement Date. Benefits guaranteed if the Certificate is held for a period equal to the current Guarantee Period. The Cash Surrender Values are based on a separate account Market Value Adjustment formula if the annuity is held for a shorter period. CASH SURRENDER VALUES MAY INCREASE OR DECREASE BASED ON THE MARKET VALUE ADJUSTMENT FORMULA. Nonparticipating.

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CERTIFICATE CONTENTS

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THE SCHEDULE	3	YOUR CERTIFICATE BENEFITS	10

Charges and Fees	3	Cash Surrender Value Benefit
Income Plan Factors	3A	Partial Withdrawal Option
		Proceeds Payable to the
IMPORTANT TERMS	4	Beneficiary
		Exemption of Benefits
INTRODUCTION TO THIS CERTIFICATE	6
		CHOOSING AN INCOME PLAN	12
The Certificate
The Owner		Annuity Benefits
The Annuitant		Annuity Commencement Date Selection
The Beneficiary
Change of Owner or Beneficiary		Frequency Selection
		The Income Plan
HOW WE MEASURE THE CERTIFICATE'S		The Annuity Options
ACCUMULATION VALUE	8	Payment When Named Person Dies

Single Premium Payment		OTHER IMPORTANT INFORMATION	14
Accumulation Value
Fixed Account		Entire Contract
Guarantee Periods		Sending Notice to Us
Market Value Adjustments		Reports to Owner

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Assignment - Using this Certificate as
Collateral Security
Changing this Certificate
Certificate Changes-Applicable Tax Law
Misstatement of Age or Sex
Non-Participating
Payments We May Defer
Authority to Make Agreements
Required Note on Our Computations

Copies of any additional riders and endorsements are at the back of this Certificate.

THE SCHEDULE

The Schedule gives specific facts about this Certificate and its coverage. Please refer to the Schedule while reading this Certificate.

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THE SCHEDULE
CHARGES AND FEES
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|----------------------------------------------------------------------------|

|Annuitant	Owner	Joint Owner	|
|[THOMAS J. DOE]	[JOHN Q. DOE]	[JANE P. DOE]	|

|----------------------------------------------------------------------------|

|Annuitant's Issue Age	Annuitant's Sex	Owner's Issue Age	|
|[55]	[MALE]	[35]	|

|----------------------------------------------------------------------------|

|Single Premium Paid	Annuity Option	Annuity Commencement Date |
|[$10,000]	[LIFE 10-YEAR CERTAIN]	[JANUARY 1, 2026]	|

|----------------------------------------------------------------------------|

|Certificate Date	Issue Date	Residence State	|
|[JANUARY 1, 1996]	[JANUARY 1, 1996]	[DELAWARE]	|

|----------------------------------------------------------------------------| |Initial Guarantee Period Initial Guaranteed Certificate Number |

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|[10 YEARS]	Interest Rate	[123456]	|
|	[6.0%]		|

|----------------------------------------------------------------------------|

|Separate Account(s) |[FIXED ACCOUNT]	| |

|----------------------------------------------------------------------------|

Surrender Charges

The Surrender Charge is imposed if the Certificate is surrendered or an excess Partial Withdrawal is taken at any time other than the 30 days immediately preceding the Maturity Date of a Guarantee Period. The Surrender Charge is calculated as a percentage of the Accumulation Value withdrawn or surrendered, adjusted by the Market Value Adjustment. Surrender Charges vary according to the duration of the Guarantee Period. The Surrender Charges are 8% in the first year, then decrease by 1% per year thereafter until the end of the Guarantee Period as shown in the following schedule:

YEAR IN
GUARANTEE PERIOD	1	2	3	4	5	6	7	8	9	10

--------------------------------------------------------------------

% 8.0 7.0 6.0 5.0 4.0 3.0 2.0 1.0 0.0 0.0

Surrender Charges restart at the beginning of each Guarantee Period for the life of the Certificate. We currently offer Guarantee Periods of [1, 3, 5, 6, 7, 8, 9, and 10] year(s).

Premium Taxes

We deduct the amount of any Premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

We reserve the right to defer collection of Premium Taxes until surrender or until the application of Accumulation Value to an Annuity Option. An excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. No interest will be credited on Premium Tax deducted. We reserve the right to change the amount we charge for Premium Tax charges to conform with changes in the law or if the Owner changes state of residence.

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THE SCHEDULE
INCOME PLAN FACTORS
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|----------------------------------------------------------------------------|

|Annuitant	Owner	|
|[THOMAS J. DOE]	[JOHN Q. DOE]	|

|----------------------------------------------------------------------------|

|Single Premium Paid	Annuity Option	Annuity Commencement Date |
|[$10,000]	[LIFE 10-YEAR CERTAIN]	[JANUARY 1, 2026]	|

|----------------------------------------------------------------------------|

|Separate Account(s)	Certificate Number	|
|[FIXED ACCOUNT]	[123456]	|

|----------------------------------------------------------------------------|

Minimum Monthly Annuity Income Payment: $[20].

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied with payments starting one month after proceeds have been applied to the payment plan.

TABLE FOR INCOME FOR A FIXED PERIOD

Fixed Period	Monthly	Fixed Period	Monthly	Fixed Period	Monthly
of Years	Income	of Years	Income	of Years	Income

[5	17.95	14	7.28	23	5.00
6	15.18	15	6.89	24	4.85
7	13.20	16	6.54	25	4.72
8	11.71	17	6.24	26	4.60
9	10.56	18	5.98	27	4.49
10	9.64	19	5.74	28	4.38
11	8.88	20	5.53	29	4.28
12	8.26	21	5.33	30	4.19]
13	7.73	22	5.16

TABLE FOR INCOME FOR LIFE

	Male/Female	Male/Female	Male/Female
Age	10 Years Certain	20 Years Certain	Refund Certain

[50	$4.06/3.83	$3.96/3.77	$3.93/3.75
55	4.43/4.14	4.25/4.05	4.25/4.03
60	4.90/4.56	4.57/4.37	4.66/4.40
65	5.51/5.10	4.90/4.73	5.12/4.83
70	6.26/5.81	5.18/5.07	5.76/5.42
75	7.11/6.70	5.38/5.33	6.58/6.19
80	7.99/7.70	5.48/5.46	7.69/7.21
85	8.72/8.59	5.52/5.51	8.72/8.59
90	9.23/9.18	5.53/5.53	10.63/10.53]

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     IMPORTANT TERMS ----------------------------------------------------------------------------

ACCUMULATION VALUE - The Accumulation Value equals the Single Premium Paid less Partial Withdrawals and any Premium Taxes accumulated with interest. Interest is calculated from the Certificate Date.

ANNUITANT - The person designated by the Owner to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity Payments begin.

ANNUITY OPTIONS - Options the Owner selects that determine the form and amount of annuity payments.

ANNUITY PAYMENT - The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

BENEFICIARY - The person designated to receive benefits in the case of the death of the Owner.

CASH SURRENDER VALUE - The amount the Owner receives upon surrender of the Certificate.

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we received the Premium and upon which we begin determining the Certificate values. It may not be the same as the Certificate Issue Date. The Certificate Date is the date used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer Service Center.

CERTIFICATE YEAR - The period between Certificate Anniversaries.

CONTINGENT ANNUITANT - The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ISSUE DATE - The date the group contract is issued at our Customer Service Center.

CONTRACTHOLDER - The entity to whom the group contract is issued.

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GUARANTEE PERIOD - The period of years a rate of interest is guaranteed to be credited to the Accumulation Value.

GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

ISSUE AGE - The Annuitant's or Owner's age on the last birthday on or before the Certificate Date.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment. It may apply if all or part of the Cash Surrender Value is withdrawn prior to the Maturity Date of the Guarantee Period.

MATURITY DATE - The date on which a Guarantee Period matures. The Maturity Date is the last day of the last Certificate Year in the Guarantee Period.

NONPARTICIPATING - This Certificate will not pay dividends. It will not participate in any of our surplus or earnings.

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     IMPORTANT TERMS (continued) ----------------------------------------------------------------------------OWNER - The person (persons if there is a joint Owner, or entity if the Owner is not an individual) who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit.

PREMIUM - The payment amount required to put each Certificate in effect.

PREMIUM TAX - Premium Tax means any tax or fee imposed or levied by any federal or state government, or political subdivision thereof, on the Premium of this Certificate.

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     INTRODUCTION TO THIS CERTIFICATE ----------------------------------------------------------------------------THE CERTIFICATE

This is a legal Certificate between you and us. We provide benefits as stated in this Certificate. In return, you supply us with the Single Premium Payment required to put this Certificate in effect.

This Certificate, together with any riders or endorsements, constitutes the entire Certificate. Riders and endorsements add provisions or change the terms of the basic Certificate.

THE OWNER

You are the Owner of this Certificate. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Certificate, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement Date.

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One or more people may own this Certificate. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit then due. If the sole Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's age will determine the applicable death benefit payable to the Beneficiary. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Certificate dying prior to the Annuity Commencement Date, the surviving Owner(s) will be deemed as the Beneficiary(ies).

THE ANNUITANT

The Annuitant is the measuring life of the Annuity Benefits provided under this Certificate. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. You will be the Contingent Annuitant unless you name someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as an Annuitant. If all Owners are not individuals and, through the operation of this provision, an Owner becomes Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

THE BENEFICIARY

The Beneficiary is the person to whom we pay death proceeds if any Owner dies prior to the Annuity Commencement Date. See Proceeds Payable to the Beneficiary for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Owners in which case the death benefit proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death proceeds are paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Owner's estate.

Unless otherwise provided, benefits will be paid as though the Beneficiary died before the Owner if:

(1)	the Beneficiary dies at the same time as the Owner; or
(2)	within 24 hours of the Owner's death.

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     INTRODUCTION TO THIS CERTIFICATE (continued) ----------------------------------------------------------------------------One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You can specify other than equal shares.

You have the right to change Beneficiaries, unless you designate the primary Beneficiary irrevocable. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Certificate.

CHANGE OF OWNER OR BENEFICIARY

During your lifetime and while this Certificate is in effect you can transfer ownership of this Certificate or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See Proceeds Payable to Beneficiary.

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HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE ----------------------------------------------------------------------------

SINGLE PREMIUM PAYMENT

The Single Premium Payment is required to put this Certificate in effect. The amount of the Single Premium Payment is shown in the Schedule. If any check presented as payment of any part of the Premium for this Certificate is not honored, this Certificate will be void.

ACCUMULATION VALUE

The Accumulation Value equals the Single Premium Paid less any Partial Withdrawals and any Premium Taxes accumulated with interest. Interest is calculated from the Certificate Date.

The rates of interest will be as we declare. The Initial Guaranteed Interest Rate will be credited each Certificate Year during the Initial Guarantee Period. Guaranteed Interest Rates will be determined for subsequent Guarantee Periods at the beginning of that period and credited each Certificate Year during the current Guarantee Period. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. The Initial Guaranteed Interest Rate and any Guaranteed Interest Rates declared for subsequent Guarantee Periods will not be less than 3%.

In case of a full or Partial Withdrawal, interest will be credited on the portion of the Accumulation Value surrendered up to the date the surrender is requested. Accumulation Values at any date within a Certificate Year will be determined by us with allowance for the time elapsed in the Certificate Year. No interest will be credited on any Premium Tax deducted.

FIXED ACCOUNT

The Fixed Account is a separate account under state insurance law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes your Single Premium Paid which we credit with fixed rates of interest for the Guarantee Period you select. We reset the interest rates for subsequent Guarantee Periods based on our sole discretion.

GUARANTEE PERIODS

The Initial Guarantee Period is selected by you from among the durations then being offered by the Company and is shown in The Schedule on page 3. The length of the Initial Guarantee Period will

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determine the Initial Guaranteed Interest Rate.

Upon the expiry of a Guarantee Period, a subsequent Guarantee Period will begin. Each subsequent Guarantee Period will be the same length as the previous Guarantee Period, unless a) the Owner elects a different duration from among those then being offered by the Company; or b) the new Guarantee Period would extend beyond the Annuity Commencement Date then in effect. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period you have elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered to you.

We will notify you prior to the Maturity Date of your options for renewal. In order to elect a different Guarantee Period, the Owner must notify the Company in writing before the end of the 30-day period immediately preceding the Maturity Date of the current Guarantee Period. The Owner may not select a Guarantee Period that would extend beyond the Annuity Commencement Date then in effect.

We reserve the right to offer Guarantee Periods of durations other than those available on the Certificate Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

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     HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE (continued) ----------------------------------------------------------------------------

MARKET VALUE ADJUSTMENTS

A Market Value Adjustment will be applied upon withdrawal or application to an Income Plan if made more than 30 days prior to the Maturity Date of the current Guarantee Period, except on free Partial Withdrawal amounts as described on page 10.

Market Value Adjustments will be applied as follows:

(a)	The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
(b)	For a Partial Withdrawal, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, in order to provide the amount requested.

The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn by the following factor:

((	1 +	I	) N/365
----------------
( 1	+ J	+ .0050))		-1

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Where I is the Index Rate on the first day of the applicable Guarantee Period; J is the Index Rate for new Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of the calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation.

The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

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     YOUR CERTIFICATE BENEFITS ----------------------------------------------------------------------------

While this Certificate is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

CASH SURRENDER VALUE BENEFIT

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Cash Surrender Value

The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:

(1)	We take the Certificate's Accumulation Value;
(2)	We adjust for any applicable Market Value Adjustment;
(3)	We deduct any Surrender Charges as shown on the Certificate Data Page;
(4)	We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including any applicable Premium Tax.

BEGINNING ON THE THIRTIETH DAY IMMEDIATELY PRECEDING THE MATURITY DATE OF A GUARANTEE PERIOD THERE IS NO SURRENDER CHARGE OR MARKET VALUE ADJUSTMENT. A WRITTEN REQUEST BY THE OWNER FOR SURRENDER OR TRANSFER TO ANOTHER GUARANTEE PERIOD MUST BE RECEIVED IN OUR CUSTOMER SERVICE CENTER BEFORE THE END OF SUCH 30-DAY PERIOD OF THE INITIAL OR SUBSEQUENT GUARANTEE PERIOD. SURRENDER CHARGES AND THE MARKET VALUE ADJUSTMENT APPLY TO EACH SUBSEQUENT GUARANTEE PERIOD. SURRENDER CHARGES FOR EACH SUBSEQUENT GUARANTEE PERIOD START AT 8% FOR THE FIRST YEAR, THEN DECREASE BY 1% PER YEAR BEGINNING IN YEAR 2 UNTIL THE MATURITY DATE OF THAT GUARANTEE PERIOD.

Canceling to Receive the Cash Surrender Value

At any time while the Annuitant is living and before the Annuity Commencement Date, you may surrender this Certificate to us. To do this, you must return this Certificate with a signed request for cancellation to our Customer Service Center.

The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and your signed request in our Customer Service Center. All benefits under this Certificate will then end.

We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PARTIAL WITHDRAWAL OPTION

You may make a Partial Withdrawal at any time by giving written notice to us.

The maximum amount that can be withdrawn each Certificate Year without being considered an excess Partial Withdrawal is described below. We will collect a Surrender Charge and Market Value Adjustment for excess Partial Withdrawals and a charge for any unrecovered Premium Taxes. The minimum Partial Withdrawal amount is $100. After a Partial Withdrawal, the remaining Cash Surrender Value must be at least $1000 to keep the Certificate in force.

The free withdrawal amount for a Certificate Year is equal to 12 months of interest earned and not previously withdrawn in the prior 12 months.

Systematic Partial Withdrawals of interest may be elected to commence after 28 days from the Certificate Issue Date and may be taken on a monthly, quarterly or annual basis. You select the day withdrawals will be made, but no later than the 28th date of the month. If you do not elect a day, the Certificate Date will be used. The maximum withdrawal amount is equal to the interest earned for the prior month, quarter, or year (depending on the frequency selected).

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     YOUR CERTIFICATE BENEFITS (continued) ----------------------------------------------------------------------------

For any Certificate Year in which the total amount withdrawn exceeds the free withdrawal amount, a Surrender Charge and Market Value Adjustment will apply to the excess Partial Withdrawal. If the Certificate is surrendered, the Surrender Charge and Market Value Adjustment will apply to the total amount withdrawn in that Certificate Year, including any Partial Withdrawals.

NO SURRENDER CHARGE OR MARKET VALUE ADJUSTMENT WILL APPLY TO PARTIAL WITHDRAWALS OR SURRENDERS DURING THE 30 DAYS IMMEDIATELY PRECEDING THE MATURITY DATE OF A GUARANTEE PERIOD.

PROCEEDS PAYABLE TO THE BENEFICIARY

Prior to the Annuity Commencement Date

If the sole Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit. The death benefit is equal to the Accumulation Value as of the date of death. No Surrender Charge or Market Value Adjustment will be applied. If there are joint Owners and any Owner dies, we will pay the surviving Owners the death benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the death benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one death benefit is payable under this Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

Spousal Continuation upon Death of Owner

If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary, then such surviving spouse may elect to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of the U.S. Treasury Department rules for qualified plans.

How to Claim Payments to Beneficiary

We must receive proof of the Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. If the applicable state law requires interest at a greater rate, we will pay the greater rate. The Beneficiary should contact our Customer Service Center for instructions.

EXEMPTION OF BENEFITS

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All payments of Benefits under this Certificate will be made from our Customer Service Center. To the extent allowed by law, the Benefits will be free from creditor's claims or legal process.

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     CHOOSING AN INCOME PLAN ----------------------------------------------------------------------------

ANNUITY BENEFITS

If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner. We will make these payments under the Annuity Option (or Options) as chosen initially or as subsequently selected. You may choose or change an Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. Unless you have chosen otherwise, Option 2 on a 10-year period certain basis will become effective. The amounts of the payments will be determined by applying the Accumulation Value adjusted by a Market Value Adjustment, if applicable, on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We Defer). Surrender Charges will be waived. A Market Value Adjustment may apply if the Annuity Commencement Date is more than 30 days prior to the Maturity Date of the Guarantee Period. Before we pay any Annuity Benefits, we require the return of this Certificate. If this Certificate has been lost, we require the applicable lost Certificate form.

ANNUITY COMMENCEMENT DATE SELECTION

You select the Annuity Commencement Date. You may select any date following the first Certificate Anniversary but before the required date of Annuity Commencement as shown in the Schedule. If you do not select a date, the Annuity Commencement Date will be in the month following the required date of Annuity Commencement.

FREQUENCY SELECTION

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You may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly.

THE INCOME PLAN

While this Certificate is in effect and before the Annuity Commencement Date, you may chose one or more Annuity Options for the payment of death benefit proceeds. If, at the time of the Owner's death, no Option has been chosen for paying the death benefit proceeds, the Beneficiary may choose an Option within one year. You may also elect an Annuity Option on surrender of the Certificate for its Cash Surrender Value. For each Option we will issue a separate written agreement putting the Option into effect.

Our approval is needed for any Option where:

(1) the person named to receive payment is other than the Owner or Beneficiary; or

(2) the person named is not a natural person, such as a corporation; or (3) any income payment would be less than the minimum annuity income payment shown in the Schedule.

THE ANNUITY OPTIONS

There are three Options to choose from. They are:

Option 1. Income for a Fixed Period

Payment is made in equal installments for a fixed number of years. The payment period cannot be more than 30 years nor less than 5 years. We guarantee each monthly payment will be at least the Income for Fixed Period amount shown in the Schedule. Values for annual, semiannual or quarterly payments are available on request.

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     CHOOSING AN INCOME PLAN (continued) ----------------------------------------------------------------------------

Option 2. Income for Life

Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.

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We guarantee each payment will be at least the amount shown in the Schedule. By age, we mean the named person's age on his or her nearest birthday before the Option's effective date. Amounts for ages not shown are available on request.

Option 3. Joint Life Income

This Option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of this Certificate. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request. Such amounts are guaranteed and will be calculated on the same basis as the Table for Income for Life, however, the amounts will be based on two lives.

The minimum rates for Option 1 are based on 3% interest, compounded annually. The minimum rates for Options 2 and 3 are based on 3% interest, compounded annually, and the Annuity 2000 Mortality Table. We may pay a higher rate at our discretion.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. The amounts still due are determined as follows:

(1) For Option 1 or for any remaining guaranteed payments in Option 2, payments will be continued.

(2) For Option 3, no amounts are payable after both named persons have died.

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     OTHER IMPORTANT INFORMATION ----------------------------------------------------------------------------

ENTIRE CONTRACT

The group contract, including any attached rider, endorsement, or amendment constitutes the entire contract between the Contractholder and us. All statements made by the Contractholder, any Owner or any Annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Certificate number in all correspondence.

REPORTS TO OWNER

We will send you a report at least once during each Certificate Year. The report will show the Accumulation Value and the Cash Surrender Value as of the end of the Certificate processing period. The report will also show the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

ASSIGNMENT - USING THIS CERTIFICATE AS COLLATERAL SECURITY

You can assign this Certificate as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's right are subject to the terms of the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment, including any tax consequences.

CHANGING THIS CERTIFICATE

This Certificate may be changed to another annuity plan according to our rules at the time of the change.

CERTIFICATE CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Certificate to the extent we deem it necessary to continue to qualify this Certificate as an annuity. Any such changes will apply uniformly to all Certificates that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

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If an age or sex has been misstated, the amounts payable or benefits provided by this Certificate will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

This Certificate does not participate in the divisible surplus of Golden American Life Insurance Company.

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     OTHER IMPORTANT INFORMATION (continued) ----------------------------------------------------------------------------

PAYMENTS WE MAY DEFER

We may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year on any Cash Surrender Value payment derived from requests that we defer 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, can:

(1)	change any of this Certificate's terms;
(2)	extend the time for Premium Payments; or
(3)	make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Certificate is delivered. The values are not less than those required by the law of that state or jurisdiction.

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----------------------------------------------------------------------------SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY CERTIFICATE

Annuity benefit payable at Commencement Date. Death benefit payable in event of the Owner's death prior to Commencement Date. Benefits guaranteed if the Certificate is held for a period equal to the current Guarantee Period. The Cash Surrender Values are based on a separate account Market Value Adjustment formula if the annuity is held for a shorter period. CASH SURRENDER VALUES MAY INCREASE OR DECREASE BASED ON THE MARKET VALUE ADJUSTMENT FORMULA. Nonparticipating.

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